As filed with the Securities and Exchange Commission on June 29, 1999
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             Registration Statement
                        Under the Securities Act of 1933

                                 MY WEB INC.COM
             (Exact Name of Registrant as Specified in Its Charter)

                                                              712 FIFTH AVENUE
                                                                 7TH FLOOR
          NEVADA                         88-0207089          NEW YORK, NY 10019
(State or Other Jurisdiction of       (I.R.S. Employer     (Address of Principal
 Incorporation or Organization)     Identification Number)   Executive Offices)

             1999 NON-QUALIFIED STOCK OPTION PLAN OF MY WEB INC.COM
                            (Full Title of the Plan)

                                 Edward J. Tobin
                           712 Fifth Avenue, 7th Floor
                               New York, NY 10019
                                 (212) 582-3400
            (Name, Address, including Zip Code and Telephone Number,
                   including Area Code, of Agent For Service)

                    Please Send Copies of Communications to:
                              David P. Scott, Esq.
                                 Bryan Cave LLP
                       One Metropolitan Square, Suite 3600
                         St. Louis, Missouri 63102-2750
                                 (314) 259-2000

    Approximate date of commencement of the proposed sale of the securities:
As soon as practicable after the effective date of this Registration Statement.



                                     CALCULATION OF REGISTRATION FEE
------------------------------- ---------------- ---------------------- ---------------------- ---------------------
                                                   Proposed Maximum       Proposed Maximum
     Title of Securities         Amount to be       Offering Price       Aggregate Offering         Amount of
       to be Registered           Registered        Per Interest(1)           Price(1)           Registration Fee
------------------------------- ---------------- ---------------------- ---------------------- ---------------------
------------------------------- ---------------- ---------------------- ---------------------- ---------------------
    Common stock, $0.01 par        1,000,000             $8.63               $8,630,000             $2,399.14
       value per share
------------------------------- ---------------- ---------------------- ---------------------- ---------------------


(1) Computed in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average bid and ask prices on June 21, 1999.

(2) This Registration Statement also covers such additional shares of common stock as may be issuable pursuant to the antidilution provisions of the plan.

PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of this Registration Statement will be sent or given to eligible employees as specified by Rule 428(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents have been filed by My Web Inc.com with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and are incorporated herein by reference:

         - My Web Inc.com's (formerly Asia Media Communications, Ltd.) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 (filed on March 31, 1999), as amended by Form 10-KSB/A (filed March 31, 1999).

         - My Web Inc.com's Quarterly Report on Form 10-QSB for the period ended March 31, 1999.

         - My Web Inc.com's Current Report on Form 8-K dated February 24, 1999 (filed on March 11, 1999, as amended by Form 8-K/A filed May 10,
            1999).

         All documents subsequently filed by My Web Inc.com pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated, or deemed to be incorporated, by reference herein, shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         As permitted by Section 78.751 of the Nevada General Corporation Law, the Company's Bylaws provides for the indemnification by the Company, including suits brought by or on behalf of the Company, of each director, officer, employee or agent thereof to the fullest extent permitted by Nevada law.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

         See the Exhibit Index filed herewith.

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes as follows:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 28th day of June, 1999.

                                    MY WEB INC.COM


                                    By:   /s/ T.S. Wong
                                        ---------------------------------------
                                          T.S. Wong
                                          President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below.


/s/ T. S. Wong
-----------------------   President, Chief Executive Officer, and  June 28, 1999
T. S. Wong                Director

/s/ Edward J. Tobin
-----------------------   Chairman of the Board, Secretary and     June 24, 1999
Edward J. Tobin           Director

/s/ Victor Ng
-----------------------   Director and Chief Financial Officer     June 28, 1999
Victor Ng

                                  EXHIBIT INDEX


   Exhibit           Description
   -------           -----------

   4.1(a) My Web Inc.com's Certificate of Incorporation, as amended (incorporated by reference to My Web Inc.com's Report on Form 10-SB as filed with the Commission on February 16,
                     1994)

   4.1(b) Certificate of Amendment of Articles of Incorporation of Asia Media Communications, Ltd.

   4.2 Registrant's By-laws (incorporated by reference to My Web Inc.com's Report on Form 10-SB as filed with the Commission on February 16, 1994)

   4.3               1999 Non-Qualified Stock Option Plan of My Web Inc.com

   5.1               Opinion of Bryan Cave LLP

   23.1              Consent of Counsel (included in Exhibit 5.1)

   23.2              Consent of Wlosek & Braverman, L.L.C.

   23.3              Consent of Arthur Andersen & Co.